UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  April 14, 2013

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 14, 2013, Ken Kannappan, the President, Chief Executive Officer (principal executive officer) and director of Plantronics, Inc. (the “Company”) began a temporary medical leave of absence to address a treatable form of cancer and Pamela Strayer was named Acting Chief Executive Officer (principal executive officer). Ms. Strayer, 44, has served as the Senior Vice President and Chief Financial Officer of the Company since July 2012. Ms. Strayer holds a bachelor's degree in Business Administration from Ohio State University and is a Certified Public Accountant in California and Illinois. Prior to joining the Company, Ms. Strayer spent seven years at Autodesk, Inc., a leader in 3D design, engineering and entertainment software, in a variety of roles with increasing responsibilities, most recently as its Vice President Finance, Principal Accounting Officer. Prior to Autodesk, Ms. Strayer spent five years at Epiphany, Inc., a customer relationship management software company acquired by SSA Global Technologies in 2005, the last three years of which as Epiphany's Vice President of Finance and Corporate Controller.

A copy of the press release issued by the Company on April 14, 2013 is furnished as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description

99.1	Press release dated April 14, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2013	PLANTRONICS, INC.

	By:	/s/ Pamela Strayer
	Name:	Pamela Strayer
	Title:	Senior Vice President and Chief Financial Officer